UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2003

Essex Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-13106

Maryland	77-0369576
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

925 East Meadow Drive
Palo Alto, California    94303
(Address of principal executive offices including zip code)

(650) 494-3700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On September 18, 2003, we entered into a Series F Cumulative Preferred Stock Purchase Agreement with Lend Lease Rosen Real Estate Securities, LLC, as agent for its clients, to sell an aggregate of 1,000,000 shares of our 7.8125% Series F Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share) $0.0001 par value per share, which agreement is included as Exhibit 10.1 to this Report and incorporated herein by reference. The Series F Preferred Stock has been approved for listing on the Pacific Exchange under the symbol "ESS-F."

On September 18, 2003, we issued a press release announcing the issuance described above. The full text of the press release issued in connection with this announcement is incorporated herein by reference and attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

The exhibits listed below are being filed with this Form 8-K.
Exhibit Number	Description
3.1	Form of Articles Supplementary relating to the 7.8125% Series F Cumulative Redeemable Preferred Stock.
5.1	Opinion of Morrison & Foerster LLP regarding the validity of the 7.8125% Series F Cumulative Redeemable Preferred Stock.
10.1	Series F Cumulative Redeemable Preferred Stock Purchase Agreement dated September 18, 2003, by and between Essex Property Trust, Inc. and Lend Lease Rosen Real Estate Securities, LLC.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
99.1	Press Release issued by Essex Property Trust, Inc. dated September 18, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSEX PROPERTY TRUST, INC.

By: /s/ Michael J. Schall
Michael J. Schall
Chief Financial Officer

Date: September 19, 2003

EXHIBIT INDEX

Exhibit Number	Description
3.1 * PDF	Form of Articles Supplementary relating to the 7.8125% Series F Cumulative Redeemable Preferred Stock.
5.1 * PDF	Opinion of Morrison & Foerster LLP regarding the validity of the 7.8125% Series F Cumulative Redeemable Preferred Stock.
10.1 * PDF	Series F Cumulative Redeemable Preferred Stock Purchase Agreement dated September 18, 2003, by and between Essex Property Trust, Inc. and Lend Lease Rosen Real Estate Securities, LLC.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
99.1 * PDF	Press Release issued by Essex Property Trust, Inc. dated September 18, 2003.

*    Also provided in PDF format as a courtesy.